Exhibit 3.21
ARTICLES OF INCORPORATION
OF
Radio San Francisco, Inc.
* * * * *
          FIRST: That the name of the corporation is
Radio San Francisco, Inc.
          SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law- of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
          THIRD: The name of this corporation’s initial agent for service of process in the State of California is:
CT CORPORATION SYSTEM
          FOURTH: The total number of common shares which the corporation is authorized to issue is One Hundred Thousand (100,000) of the par value of One Dollar ($1.00) each.
          IN WITNESS WHEREOF, the undersigned have executed these Articles this day of 22nd of November, 1983.

/s/ Colleen Painter Colleen Painter

/s/ Ann J. Williams Ann J. Williams

/s/ John McDevitt John McDevitt

          We hereby declare that we are the persons who executed the foregoing Articles of Incorporation, which execution is our act and deed.

/s/ Colleen Painter Colleen Painter

/s/ Ann J. Williams
Ann J. Williams

/s/ John McDevitt John McDevitt